UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) March 15, 2010


                            LIBERTY COAL ENERGY CORP.
             (Exact name of registrant as specified in its charter)

          Nevada                       333-148801                75-3252264
(State or other Jurisdiction          (Commission             (I.R.S. Employer
     of incorporation)                File Number)           Identification No.)

2475 Paseo del las Americas, Suite 1135, San Diego, CA,            92154
     (Address of principal executive offices)                    (Zip Code)

       Registrant's telephone number, including area code (619) 955-7885

                                ESL TEACHERS INC.
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13c-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
          YEAR

Effective March 15, 2010, we effected a one (1) old for 30 new forward stock split of our issued and outstanding common stock. As a result, our authorized capital increased from 50,000,000 to 1,500,000,000 shares of common stock and the issued and outstanding increased from 2,460,000 shares of common stock to 73,800,000 shares of common stock, all with a par value of $0.001.

Also effective March 15, 2010, we have changed our name from "ESL Teachers Inc." to "Liberty Coal Energy Corp.", by way of a merger with our wholly owned subsidiary Liberty Coal Energy Corp., which was formed solely for the change of name.

ITEM 7.01 REGULATION FD DISCLOSURE

The name change and forward stock split becomes effective with the Over-the-Counter Bulletin Board at the opening for trading on March 29, 2010 under the new stock symbol "LBTG". Our new CUSIP number is 530362 102.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

3.01 Articles of Merger

3.02 Certificate of Change

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY COAL ENERGY CORP.


/s/ Mauricio Beltran
-------------------------------------------
MAURICIO BELTRAN
President, Chief Executive Officer, Chief
Financial Officer, Treasurer  Secretary and
Director

Date: March 29, 2010


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